As filed with the Securities and Exchange Commission on March 19, 2004

Registration No. 333-112034

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-3 Registration Statement

Under the Securities Act of 1933

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	77-0056625
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

546 Flynn Rd.

Camarillo, CA 93012

Telephone (805) 484-8855

Fax (805) 484-8989

(Address, including zip code, and telephone and facsimile numbers,

including area code, of principal executive offices)

Paul D. Meyer, Chief Financial Officer

Interlink Electronics, Inc.

546 Flynn Rd.

Camarillo, CA 93012

Telephone (805) 484-8855

Fax (805) 484-8989

(Name, address, including zip code, and

telephone and facsimile numbers, including area code, of agent for service)

Copy to:

John J. Halle

Kyle D. Wuepper

Stoel Rives LLP

900 SW 5th Avenue

Portland, Oregon 97204-1268

(503) 224-3380 (telephone)

(503) 220-2480 (facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated March 19, 2004

3,000,000 Shares

INTERLINK ELECTRONICS, INC.

Common Stock

We may sell from time to time up to 3,000,000 shares of our common stock in one or more transactions.

We will provide additional information about any such sales of our common stock in supplements to this prospectus. You should read this prospectus and all applicable supplements carefully before you invest.

Our common stock is traded on the NASDAQ National Market under the symbol “LINK.” On March 17, 2004, the closing price for our common stock on the NASDAQ National Market was $10.75 per share.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement[s].

An investment in our common stock involves a high degree of risk. You should carefully consider the “Risk Factors” on page 3 for a discussion of risks related to an investment in our common stock and in any prospectus supplement and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf process, we may sell any or all of the shares of common stock described in this prospectus in one or more offerings up to a total of 3,000,000 shares. This prospectus contains a general description of our common stock. Each time that we sell common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and all prospectus supplements together with additional information described under the heading “Where You Can Find More Information.” We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement(s).

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Commission’s website, located at http://www.sec.gov, or at the Commission’s offices referenced under the heading “Where You Can Find More Information.”

OUR BUSINESS

We are engaged in the development of intuitive interface technologies and solutions for a variety of business and home applications. Our products include interactive remote input devices, pen input pads, and integrated cursor control devices. Our remote input devices enable a user to control and communicate with various products, such as computers, digital projection systems, digital televisions and other electronic products, by providing an intuitive device on which the user can remotely input a variety of commands. We also design and sell products that record and bind signatures to legal documents. Our products incorporate proprietary sensor and wireless communication technologies and ergonomic designs.

We currently focus on three principal markets that we refer to as our business communications, e-transactions and home entertainment markets. We serve a global customer base from our corporate headquarters in Camarillo, California, where we also manufacture all of our FSR resistors. We have sales offices in Tokyo and Taiwan, a production logistics center in Hong Kong and a product engineering center in China. Our corporate headquarters are located at 546 Flynn Rd., Camarillo, California 93012 and our telephone number is (805) 484-8855.

Our products benefit from a diverse technology portfolio based on trade secrets, patented inventions and proprietary software. These technologies include our FSR technology, various wireless communication technologies and product design features. Alone and in collaboration with our industry partners, we have developed numerous technologies that support various product applications.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider the following discussion of risks in addition to the other information in this prospectus and in any prospectus supplement before investing in our common stock. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these risks occur, our business, financial condition and results of operations would likely suffer. If that happens, the trading price of our common stock could fall, and you may lose all or part of your investment in our common stock.

We are entering new markets and if we fail to accurately predict the growth of these new markets, we may suffer reduced earnings.

Our sales have been concentrated in our business communications and specialty components markets. However, we are devoting significant resources to the development of products and the support of marketing and sales efforts in new markets, such as our e-transactions market. We expect to continue to identify and develop products for new markets. These markets change rapidly and we cannot assure you that they will grow or that we will be able accurately to forecast market demand in time to respond appropriately. Our investment of resources in these markets may either be insufficient to meet actual demand or result in expenses that are excessive in light of actual sales volumes. Failure to predict growth and demand accurately in new markets, may cause us to suffer substantial losses or reduced earnings.

Failure to maintain, develop and expand our OEM relationships may harm our business.

Sales to OEMs, constituted 63% of our total sales in 2003. If we fail to maintain, develop and expand our relationships with significant OEMs, or if those OEMs are not successful in their marketing and sales efforts, demand for our products may decrease. For example, our business communications products that are sold to OEMs consist primarily of remote devices that are packaged with presentation systems. If our OEM customers experience a significant reduction in demand for presentation systems it will significantly decrease demand for our remote devices.

Our ability to generate increased revenues also depends significantly on the extent to which our OEM customers develop, promote and sell products that incorporate our technology and products. If our OEM customers do not successfully develop and market products that incorporate our products, sales of our products to our OEM customers would be adversely affected. The extent to which our OEM customers develop, promote and sell our products is based on a number of factors that are largely beyond our ability to control.

The loss of any significant customer or any cancellation, reduction or delay of a large purchase by a significant customer could reduce our revenue and require us to write-down inventory.

In 2003, approximately 64% of our total sales were to our business communication customers and most of these sales were to OEM customers. The loss of any key OEM customers, or a significant reduction in sales to those customers, could significantly reduce our revenue below anticipated levels. Because our expense levels are based on our expectations as to future revenue and are, to a large extent, fixed in the short term, a substantial reduction or delay in sales of our products to an OEM customer, the loss of any significant OEM or other customer, or unexpected returns from customers, could harm our business. On two occasions, we have taken significant inventory write-downs that resulted from OEM customer orders falling short of our expectations.

Substantially all of our home entertainment sales have consisted of sales to Microsoft of components used in its “Xbox” product. The continuation of these sales depends absolutely on sales of the Xbox and Microsoft’s continuing decision to incorporate our components in it and in future generations of the Xbox product. We understand that Microsoft is designing a new generation of Xbox and we cannot assure you that our products will be incorporated in it.

Failure to increase market awareness and acceptance of e-transactions and our e-transaction products may cause our revenues in this market to fall short of our expectations.

The prospects for our e-transactions business depend in part on the acceptance by our target markets of electronic signatures as a replacement for traditional pen and ink signatures. The market for e-transactions is new and emerging and we cannot be certain that it will continue to develop or grow or that businesses will elect to adopt our products rather than continuing to rely on traditional pen and ink signatures. Businesses that have invested substantial resources in traditional infrastructures may be reluctant to adopt an electronic approach to replace their existing systems. Concerns about privacy and fraud, may cause businesses not to adopt e-transactions or our e-transaction products. We expect that we will need to continue to pursue intensive marketing and sales efforts to educate prospective customers about the benefits of e-transactions and our e-transaction products. If market awareness and acceptance of e-transactions does not occur, our revenues and profitability in this market will fall short of our expectations.

Business acquisitions or partnering arrangements may disrupt our business, dilute shareholder value and distract management’s attention.

As part of our business strategy, we plan to consider acquisitions of, or significant investments in, businesses with services, products or technologies that we believe could complement or expand our business. Such acquisitions or investments involve numerous risks, including:

•	unanticipated costs and liabilities;

•	difficulty of integrating the operations, products and personnel of the acquired business;

•	difficulties in managing the financial and strategic position of acquired or developed products and technologies;

•	difficulties in maintaining customer relationships;

•	diversion of management’s attention;

•	inability to maintain uniform standards, controls, policies and procedures;

•	impairment of relationships with acquired employees and customers occurring as a result of integration of the acquired business; and

•	accounting results that are unrelated to the performance of either business.

Acquisitions also frequently result in recording of goodwill and other intangible assets that are subject to potential impairments in the future. In addition, if we finance acquisitions by using convertible debt or stock, our existing stockholders may be diluted which could affect the market price of our stock. If we fail to properly evaluate and execute acquisitions or investments, we may not achieve the anticipated additional benefit to our business, and we may incur costs in excess of what we anticipate.

If we are unable to keep pace with rapid technological change and gain market acceptance of new products, our business may suffer.

Technology, both in our markets and in our customers’ markets, is undergoing rapid change. In order to maintain our leadership position in our existing markets and to emerge as a leader in new markets, we will have to maintain a leadership position in the technologies supporting those markets. Doing so will require, among other things, the following:

•	we must accurately predict the evolving needs of our customers and develop, in a timely manner, the technology required to support those needs;

•	we must provide products that are not only technologically sophisticated but are also available at a price within market tolerances and competitive with comparable products;

•	we must establish and effectively defend our ownership of the intellectual property supporting our products; and

•	we must enter into relationships with other companies that have developed complementary technology on which our products also depend.

We cannot assure you that we will be able to achieve any of these objectives.

If we fail to manage our growth successfully, our business could be harmed.

The ability to operate our business in rapidly evolving markets requires an effective planning and management process. We expect that growth in our business will place a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage any potential future growth effectively will require us to attract, train, motivate and manage new employees, to integrate new employees into our overall operations and to continue to improve our operational, financial and management controls and procedures. If we are unable to implement adequate controls or integrate new employees into our business in an efficient and timely manner, our operations could be adversely affected and our growth could be impaired.

Most of our OEM and major retail customers order from us on a “just in time” basis, which requires us to estimate demand for particular products.

The agreements or understandings that we reach with most of our OEM customers specify various terms such as product design and price, but do not constitute firm purchase orders for a specific number of products or components. Our OEM customers typically place firm purchase orders on a “just in time” basis and expect products or components to be shipped to them as soon as they can be made. In anticipation of customer demand, we are often required to purchase raw materials and components based on estimates of customer demand derived from non-binding information furnished by the customer. In some cases, regardless of the applicable contract terms, retail products may be returned or payment delayed based on whether the products have been sold at retail. Accordingly, our backlog of firm orders is typically quite small in relation to the volume of our sales and we maintain significant bad debt reserves. If customer purchase orders differ substantially from our estimates or retail sales fall short of our expectations, we may accumulate excess inventory that we may have, eventually, to write off. If we underestimate demand, we may be unable to meet customer needs, which could harm our relationship with the customer.

We rely on third-parties for the materials that we use to manufacture our products and a shortage of supply could adversely affect our revenues, operating results and customer relationships.

We rely on third-party suppliers for the raw material components of our products. We cannot assure you that our suppliers will be able to maintain an adequate supply of these raw materials to enable us to fulfill all of our customers’ orders on a timely basis. A failure to obtain an adequate supply of the materials for our products could increase our costs of goods sold, cause us to fail to meet delivery commitments and cause our customers to purchase from our competitors, which could adversely affect our operating results and customer relationships.

Disruptions in our manufacturing facilities or arrangements could cause our revenues and operating results to decline.

We manufacture all of our FSR sensors at our Camarillo, California facility. This facility is vulnerable to damage from earthquakes, floods, fires, power loss and similar events. It could also be subject to break-ins, sabotage and intentional acts of vandalism. Our insurance may not cover such events and, if the event is covered, our insurance may not be sufficient to compensate us for any losses that may occur. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problem at our manufacturing facility could result in delayed shipment of products, missed delivery deadlines and harm to our reputation, which may cause our revenues and operating results to decline.

All of our non-FSR product manufacturing, is currently done by third-parties in China identified and managed through our Hong Kong subsidiary. We rely on our subsidiary to select and contract with contract manufacturers with suitable manufacturing facilities and appropriately trained employees. An interruption in our current manufacturing arrangements could adversely affect our revenues, operating results and customer relationships.

Performance, reliability or quality problems with our products may cause our customers to reduce or cancel orders which would harm our operating results.

We regularly introduce new products with new technologies or manufacturing processes. Our products have in the past contained, and may in the future contain, errors or defects that may be detected at any point in the life of the product. Detection of such errors could result in delays in shipping and sales during the period required to correct such errors. Defects may also result in product returns, loss of sales and cancelled orders, delays in market acceptance, injury to our reputation, injury to customer relationships and increased warranty costs, which could have an adverse effect on our business, operating results and financial condition.

International sales and manufacturing risks could adversely affect our operating results.

Our revenue from international sales accounted for approximately 64%, 59% and 51% of net sales for 2001, 2002 and 2003, respectively. We believe that international sales will represent a substantial portion of our sales for the foreseeable future. Our non-FSR manufacturing is currently performed by third-parties in China. Our international operations involve a number of risks, including:

•	import-export license requirements, tariffs, taxes and other trade barriers;

•	difficulty in staffing and managing foreign operations;

•	ability to secure credit and funding;

•	foreign collection problems;

•	reduced protection of intellectual property rights;

•	international unrest;

•	political and economic instability; and

•	transportation risks.

Any of the above factors could adversely affect our operating results.

Our operating results could be adversely affected by fluctuations in the value of foreign currencies.

International sales made through our Japanese subsidiary are generally denominated in yen. A weak yen would materially affect total revenue and could result in a decrease in dollar revenue even though sales remained constant or increased. We also contract for most of our large-volume, non-technical manufacturing in China. Although we contract in U.S. dollars, a weakening of the dollar could cause existing contracts to be uneconomic to the vendor and therefore require a renegotiation. Over the past two years, the valuations of many foreign currencies have fluctuated significantly relative to the U.S. dollar. The Japanese yen, in particular, has fluctuated in value due in part to the economic problems experienced by Asian countries and the recent devaluation of the U.S. dollar. Although we engage in currency hedging transactions in order to protect ourselves from risks of Japanese yen currency fluctuations, we cannot assure you that these activities will protect us from such risks.

Our markets are intensely competitive and many of our potential competitors have resources that we lack.

Our markets are competitive and we expect competition in our newer markets to increase. Our competitors include companies with similar products or technologies, companies that sell complementary products to our target markets and our OEM customers themselves, who could choose to manufacture products that they currently buy from us. Our competitors and potential competitors may have established business relationships that may afford them a competitive advantage or may create technologies that are superior to ours or that set a new industry standard that will define the successful product for that market. If any of our competitors establish a close working relationship with our customers, they may obtain advance knowledge of our customers’ technology choices or may be afforded an opportunity to work in partnership to develop compatible technologies and may therefore achieve a competitive advantage. We may be unable to compete successfully against our current and future competitors.

Our products are often customer-specific, and from time to time we may need to write off excess or obsolete inventory.

A substantial percentage of our intuitive interface devices and components are customer-specific and cannot be easily recycled for sale to other customers. However, we must have sufficient quantities of our products available to satisfy our customers’ demands. If a particular customer fails to order as expected or cancels or substantially delays an order, we may have excess inventory that we may be required to hold for long periods of time or that may eventually become obsolete. In these situations, we may be required to write off or write down inventory, which would have a material adverse effect on our results of operations.

A failure to attract and retain qualified individuals for critical positions could have an adverse impact on our business.

Our success is substantially dependent on the continued availability of our key management and technical personnel. Several of our key management personnel have been with us throughout most of our history and have substantial experience with our business and technology. If one or more of our key management personnel leaves Interlink and we are unable to find a replacement with the combination of skills and attributes necessary to execute our business plan, it may have an adverse impact on our business. Our success will also depend, in part, on our ability to attract and retain additional qualified professional, technical, production, managerial and marketing personnel, both domestically and internationally.

If our products do not support evolving industry standards, they may not achieve or maintain market acceptance and our revenues may decline.

Our wireless communication products must communicate using whatever communication protocol is chosen by the customer. Supporting a particular communication protocol requires specific technical expertise and we expect that we will be required to establish and maintain such expertise with respect to each commonly used communication protocol. New communication protocols are constantly under development and we may fail to acquire the necessary experience to support a popular new protocol or to respond to changes in an existing protocol. In our e-transactions business, our customers will expect that our products will enable them to comply with applicable requirements relating to electronic signatures, such as the Electronic Signatures in Global Commerce Act and procedures adopted by the National Notary Association. If our products do not support these requirements, sales of our e-transactions products would be adversely affected.

If we are not able to protect our intellectual property or if we infringe on the intellectual property of others, our business and operating results could be adversely affected.

We consider our intellectual property to be a key element of our ability to compete in our chosen markets. We rely on a combination of patents, trade secrets and proprietary software to establish and protect our intellectual property rights. We cannot assure you that patents will be issued from any of our pending applications or that any claims allowed from existing or pending patents will be sufficiently broad to protect our technology. We also cannot assure you that any patents issued to us will not be challenged, invalidated or circumvented, or that the rights granted will provide proprietary protection. Litigation may be necessary to enforce our patents, trade secrets and other intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, regardless of the final outcome of the litigation.

We are not currently engaged in any patent infringement suits but we have been threatened with one such suit in recent years. Despite our efforts to maintain and safeguard our proprietary rights, we cannot assure you that we will be successful in doing so or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technologies. If any of the holders of these patents assert claims that we are infringing them, we could be forced to incur substantial litigation expenses or to pay substantial royalties. In addition, if we were found to infringe, we could be required to pay substantial damages, pay royalties in the future and/or be enjoined from infringing in the future.

We rely on others for aspects of our technology development.

Our in-house research and development expertise is focused on our sensor and communication technologies. We do not have broadly-based expertise in software development, chip design or other critical technological aspects of a complete product. We rely on other companies with whom we may contract or enter into joint development agreements to provide these aspects of our product technologies. We cannot assure you that we will be able to contract or otherwise arrange for these services in the future. We also cannot assure you that a developer with whom we contract for technology will not use or permit others to use similar technology in competition with us.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the common stock offered under this prospectus will be used for general corporate purposes, to repay long term debt and to support growth, which may include the acquisition and/or development of additional technologies, products or businesses. The prospectus supplement relating to specific sales of our common stock hereunder will set forth our intended use of any net proceeds we receive from such sales. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

PLAN OF DISTRIBUTION

General

We may sell the common stock that may be offered hereby directly to one or more purchasers, through agents on our behalf, or through underwriters or dealers designated by us from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering, including:

•	the name or names of any underwriters, agents or financial advisors;

•	the purchase price of the common stock and the proceeds that we will receive from its sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions or other fees allowed or reallowed or paid to dealers or others to whom a fee is payable in connection with the transaction.

Only underwriters named in a prospectus supplement, if any, are underwriters of the common stock offered with that prospectus supplement.

Sales Directly to Purchasers

We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of common stock at a fixed price, based on the market price of the common stock or otherwise. Alternatively, such agreements may provide for the sale of common stock over a period of time by means of draw downs at our election that the purchaser would be obligated to accept under specified conditions. Under this form of agreement, we may sell common stock at a price that is discounted from the market price. Such agreements also may provide for sales of common stock based on combinations of or variations from these methods.

Use of Underwriters and Agents

If underwriters are used in the sale of common stock, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriter Compensation and Potential Liability

In connection with the sale of the common stock offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they may act as agents, in the form of discounts, concessions or commissions. Such compensation may be in the form of cash or securities. The underwriters, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters under the Securities Act of 1933, as amended, which we refer to hereafter as the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, which we refer to hereafter as the Exchange Act.

Indemnification and Other Relationships

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Common Stock

Our common stock is listed on the NASDAQ National Market and we expect that we would apply to list any additional shares of common stock that may be offered hereby. Any underwriters or dealers participating in an offering made hereunder will not be obligated to make a market in the common stock. We cannot predict the activity or liquidity of any trading in the common stock.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to our financial condition, results of operations, business, and prospects. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus.

The following, in addition to the risk factors described in this prospectus, in any prospectus supplement and in certain documents incorporated by reference herein, are among the factors that could cause actual results to differ materially from the forward-looking statements: an unexpected change in business conditions affecting us or our customers; a change in the prices that we can charge our customers or in our production costs; exchange rate fluctuations; political or economic instability, either globally or in the countries in which we have significant sales or operations; competitive factors, including technological innovations by our current or future competitors; future legislation or regulatory change affecting our products or markets; and limitations on the availability of capital at reasonable rates or at all. The forward-looking statements contained or incorporated in this prospectus regarding industry trends, revenue, costs and profit expectations, operating expense, cash flow and future business activities should be considered in light of these factors.

LEGAL MATTERS

Stoel Rives LLP, Portland, Oregon, has provided its preliminary opinion on the validity of the common stock that may be registered hereby, and will provide a final opinion in connection with any offers and sales of such securities. Such final opinion will be described in the applicable prospectus supplement. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements as of and for the year ended December 31, 2003, incorporated by reference in this Prospectus and in the Registration Statement, have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Interlink Electronics, Inc. as of December 31, 2002 and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements for our fiscal year ended December 31, 2001 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Our Board of Directors, with the approval of its Audit Committee, dismissed Arthur Andersen LLP as our independent public accountants on June 24, 2002 and then subsequently engaged the firm of KPMG LLP to be our independent public accountants on July 23, 2002.

Arthur Andersen LLP’s report on our financial statements for our fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2001 and through June 24, 2002, the date of dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act. Because we have not been able to obtain Arthur Andersen LLP’s consent, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in our financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports and other information with the SEC. You may read and copy the registration statement that contains this prospectus and any other document that we file at the SEC’s public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you free of charge at the SEC’s website at http://www.sec.gov and at our website at http://www.interlinkelectronics.com. Information contained on or reachable from our website is not a part of this prospectus.

The SEC allows us to “incorporate by reference” our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in prior reports. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the common stock offered pursuant to this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1. Our Annual Report on Form 10-K for the year ended December 31, 2003; and

2. The description of the common stock contained in our registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Interlink Electronics, Inc., 546 Flynn Rd., Camarillo, California 93012; Telephone (805) 484-8855.

        The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. For a more detailed evaluation, you should refer to the copy of the contract or other document filed as an exhibit to the registration statement or to the publicly-filed report incorporated by reference.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus.

We are not making an offer of these securities in any jurisdiction where the offering is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other the date on the front of this prospectus or the dates of the incorporated documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the issuance and distribution of the securities being registered. The following is an itemized statement of these expenses, other than any underwriting discounts and commissions (all amounts are estimated except for the Registration fee):

SEC Registration fee	$1,698
Legal fees	$150,000
Accountant’s fees	$50,000
Trustee and Transfer Agent fees	$10,000
Printing and Engraving	$50,000
Miscellaneous	$3,302

Total	$265,000

Item 15. Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the DGCL, Article IV of our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for conduct as a director, except for any act or omission for which such elimination of liability is not permitted under the DGCL. Our Bylaws deny the directors and others the right to indemnification for liability (i) for any breach of the director’s duty of loyalty to Interlink or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, our Certificate and Bylaws also provide that (i) we may indemnify our other employees and agents as set forth in the DGCL, (ii) we are required to advance expenses, as incurred, to out directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain limited exceptions and (iii) the rights conferred in our Bylaws are not exclusive. At the date of this prospectus, there is no pending litigation or proceeding involving a director, officer or employee of Interlink regarding which indemnification is sought, nor is our management aware of any threatened litigation that may result in claims for indemnification. The indemnification provisions in our Certificate and Bylaws may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We maintain insurance for the protection of our directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

Item 16. Exhibits.

Number	Description
1.1	Form of Underwriting Agreement (1)

1.2	Form of Placement Agent Agreement (1)

4.1	Form of Specimen Certificate for Common Stock (2)

5.1	*Opinion on Legality

23.1	Consent of KPMG LLP

23.2	Consent of BDO Seidman, LLP

23.3	*Consent of Stoel Rives LLP (see Exhibit 5.1)

24.1	**Power of Attorney

(1)	To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement in connection with the offer of any securities registered hereunder.
(2)	Incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Form S-1 (No. 33-60380) filed with the Securities and Exchange Commission on May 10, 1993.
*	Filed on January 21, 2004 as an exhibit to this registration statement.
**	Filed on January 21, 2004 on the signature page thereof.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camarillo, California, on March 19, 2004.

INTERLINK ELECTRONICS, INC.

By:	/s/ PAUL D. MEYER

Paul D. Meyer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of March, 2004:

Signature and Title

/s/ E. MICHAEL THOBEN, III	/s/ *GEORGE GU

E. Michael Thoben, III, President, Chief Executive Officer and Chairman of the Board of Directors	George Gu, Director

/s/ *MERRITT K. LUTZ	/s/ *EUGENE F. HOVANEC

Merritt K. Lutz, Director	Eugene F. Hovanec, Director

/s/ *JOHN BUCKETT

John Buckett, Director

/s/ PAUL D. MEYER

Paul D. Meyer, Chief Financial and Accounting Officer

*By:	/s/ PAUL D. MEYER

Paul D. Meyer (Attorney-in-Fact)